
                                                                                     EXHIBIT 12


                    MERRILL LYNCH PREFERRED CAPITAL TRUST IV
                    MERRILL LYNCH PREFERRED FUNDING IV, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                             (dollars in thousands)



                               FOR THE THREE MONTHS ENDED           FOR THE THREE MONTHS ENDED
                                     June 25, 2004                      June 27, 2003
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                           CAPITAL TRUST IV  FUNDING IV,L.P.  CAPITAL TRUST IV  FUNDING IV,L.P.
                           ----------------- ---------------  ----------------- ---------------


Earnings                       $  7,340           $  8,568      $    7,340          $   8,563
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                     7,120              7,340           7,120              7,340
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $  7,120           $  7,340           7,120           $  7,340
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17



                               FOR THE SIX MONTHS ENDED           FOR THE SIX MONTHS ENDED
                                     June 25, 2004                      June 27, 2003
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                           CAPITAL TRUST IV  FUNDING IV,L.P.  CAPITAL TRUST IV  FUNDING IV,L.P.
                           ----------------- ---------------  ----------------- ---------------
Earnings                       $ 14,680           $ 17,127      $   14,680          $  17,130
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    14,240             14,680          14,240             14,680
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 14,240           $ 14,680          14,240           $ 14,680
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17


